Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-260066, 333-273068, 333-278146 and 333-280744) and Form S-8 (File Nos. 333-228821, 333-231717, 333-263543, 333-266789 and 333-279710) of DiaMedica Therapeutics Inc. of our report dated March 17, 2025, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2024.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

March 17, 2025